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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2008

VENOCO, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	333-123711 (Commission file number)	77-0323555 (I.R.S. Employer Identification Number)

370 17th Street, Suite 3900 Denver, Colorado (Address of principal executive offices)	80202-1370 (Zip Code)

Registrant's telephone number, including area code: (303) 626-8300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        On May 9, 2008, Venoco, Inc. entered into a sixth amendment to the second amended and restated credit agreement governing its revolving credit facility (the "amendment"). The principal effects of the amendment are to (i) increase the borrowing base under the revolving credit facility to $200.0 million, (ii) extend the maturity date of the facility to March 30, 2011, (iii) increase the company's maximum permitted debt to EBITDA ratio to 4.0 to 1.0, and (iv) eliminate certain covenants that required the company to maintain specified ratios of EBITDA to interest expense and PV-10 value to debt.

        The foregoing is a summary of the material terms of the amendment. This summary does not purport to be a complete description of the amendment and is qualified in its entirety by reference to the text of the amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

  (d)

Exhibit No.	Description
10.1	Sixth Amendment to the Second Amended and Restated Credit Agreement, dated as of May 9, 2008, by and among Venoco, Inc., the Guarantors identified therein, the Lenders party thereto, Bank of Montreal, as Administrative Agent, Credit Suisse, Cayman Islands Branch and Lehman Commercial Paper Inc., as Co-Syndication Agents, and Fortis Capital Corp., as Documentation Agent.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2008

VENOCO, INC.
By:	/s/ TIMOTHY M. MARQUEZ
Name: Timothy M. Marquez Title: Chief Executive Officer

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  ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
  ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE